Exhibit 10.1

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

TECHNOLOGY TRANSFER, LICENSE AND PRODUCT DEVELOPMENT AGREEMENT

This agreement (the “Agreement”) is effective August 15, 2014 by and between Corgenix Medical Corporation a corporation organized and existing under the laws of the State of Nevada and having its principal place of business at 11575 Main Street, Suite 400, Broomfield, Colorado, 80020 (hereinafter referred to as “Corgenix”); and Eli Lilly and Company, a corporation organized and existing under the laws of Indiana and having its principal place of business at Lilly Corporate Center, Indianapolis, IN (hereinafter referred to as “Lilly”). Corgenix and Lilly are also herein referred to as a “Party” or, collectively, the “Parties”.

RECITALS

WHEREAS, Corgenix is engaged in the business of developing, manufacturing, distributing and marketing diagnostic tests and related products worldwide and is the owner of all rights, title and interest in and to the Corgenix Technology including Corgenix Patent Rights and Corgenix Know-How (as hereinafter defined) relating thereto; and

WHEREAS, Lilly is engaged in the business of developing, manufacturing and distributing drug products worldwide and is the owner of all rights, title and interest in and to the Lilly Technology including Lilly Patent Rights and Lilly Know-How (as hereinafter defined); and

WHEREAS, the Parties desire to collaborate in conducting a study (the “Technology Transfer and Feasibility Study”) to determine the feasibility of developing, manufacturing and [*] diagnostic test kits for the measurement of certain materials (the “Test Kits”) ; and

WHEREAS, if the Technology Transfer and Feasibility Study so indicates, Lilly is willing to grant Corgenix certain rights to develop, manufacture, and register the Test Kits , subject to the terms and conditions set forth herein .

WHEREAS, the Parties intend that: 1) this Agreement is focused on the development of an [*].

NOW, THEREFORE, in consideration of the above recitals, and in consideration of the mutual covenants and agreements hereinafter set forth, the Parties do hereby agree as follows:

AGREEMENT

1.                                      Definitions

1.1.                            “Lilly Technology” shall mean the Lilly Patent Rights and Lilly Know-How collectively.

1.1.1.                  “Lilly Patent Rights” shall mean any and all claims made by and all patent applications and issued patents held by or under the control of Lilly that are reasonably related to the Test Kits or to the development, manufacture, sale and use thereof.

1.1.2.                  “Lilly Know-How” shall mean the accumulation of skills, processes and experience, including formulas and specifications, heretofore developed by Lilly pertaining to the Lilly Technology, including, but not limited to, any and all technical information, trade secrets, test results, studies and analysis, approved vendor list for any raw materials, pre-clinical and clinical

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

data, manufacturing data, formulation and production technology, engineering and assembly methods and other information necessary or useful in the development, manufacture, sale and use of the Test Kits.

1.2.                            “Corgenix Technology” shall mean the Corgenix Patent Rights and Corgenix Know-How collectively.

1.2.1.                  “Corgenix Patent Rights” shall mean any and all claims made by and all patent applications and issued patents held by or under the control of Corgenix in connection with the Corgenix diagnostic technology.

1.2.2.                  “Corgenix Know-How” shall mean the accumulation of skills, processes and experience, including formulas and specifications, heretofore developed by Corgenix pertaining to the Corgenix enzyme immunoassay technology, including, but not limited to, any and all technical information, trade secrets, test results, studies and analysis, pre-clinical and clinical data, manufacturing data, formulation or production technology, engineering or assembly methods and other information necessary or useful in the development, manufacture, sale and use of the Test Kits.

1.3.                            “Technology Transfer and Feasibility Study” shall mean an initial product development program related to the development of a Test Kit, attached hereto as Exhibit B.

1.4.                            “Test Kit” or “Test Kits” shall mean the products and related components listed in Exhibit A.

1.5.                            “Effective Date” shall mean the date this Agreement becomes effective as set forth on the first page hereof.

1.6.                            The “Purpose” of this Agreement shall mean the conduct of the Technology Transfer and Feasibility Study, [*].

1.7.                            [*].

1.8.                            The “Territory” shall mean [*].

1.9.                            Subject to the provisions of Sections 12 and 14.2, “Change of Control” shall mean with respect to Corgenix, any of the following events:  (i) the acquisition by any third party of “beneficial ownership” (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended), directly or indirectly, of [*] or more of the shares of such Corgenix’ capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of Corgenx’s board of directors (the “Board of Directors”) (the “Voting Stock”); (ii) the approval by the shareholders of Corgenix of a merger, share exchange, reorganization, consolidation or similar transaction; or (iii) approval by the shareholders of Corgenix of a complete liquidation of Corgenix or a sale or disposition of all or substantially all of the assets of Corgenix.

2.                                      Scope of Work

2.1                               Technology Transfer and Feasibility Study. The Parties agree to enter into and conduct the Technology Transfer and Feasibility Study according to Exhibit B.  Costs to perform the Feasibility Study to be paid by Lilly to Corgenix within [*] of receipt of invoices, including but not limited to raw materials and labor costs, are described in Exhibit F. At the conclusion of the Technology Transfer

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Feasibility Study, but no later than [*] after the Effective Date unless extended by both Parties, Lilly will decide whether or not to continue the relationship envisioned by this Agreement. If Lilly, in its own determination, is not satisfied with the results of the Technology Transfer and Feasibility Study, it shall notify Corgenix in writing of its decision and this Agreement shall immediately terminate, subject to the terms and conditions of Articles 12 and 13.

2.2                               Exchange of General Information. The Parties agree to exchange key information and know-how about [*].

2.3                               Development of Project Specifications.  Upon successful completion of the Technology Transfer and Feasibility Study to the satisfaction of the Parties, Corgenix will prepare written project specifications including design criteria, time estimates with milestones, proposed clinical testing requirements, component requirements and regulatory issues. Lilly will review the Project Specifications and either (a) provide written acceptance of the Project Specifications to Corgenix, or (b) promptly notify Corgenix in writing of any requested changes to items in the Project Specifications. The Parties shall negotiate in good faith any disagreement regarding the Project Specifications.

2.4                               Development of the Test Kit.  Subject to the provisions of 3.1 and 3.5, Corgenix shall develop the Test Kit to meet Lilly requirements (Exhibit E) and in accordance with the U.S. Food and Drug Administration (FDA) Quality System Regulation, Design Control, 21CFR 820.30 and ISO13485. The Test Kit development shall occur at Corgenix facilities or at other sites designated by Corgenix and approved in advance in writing by Lilly.

2.5                               Supply of Components. Corgenix shall provide components as set forth in the Exhibits to be used [*]..

2.5.1                     Pricing for components used in the Test Kit shall be negotiated by Corgenix directly with Corgenix qualified third-party vendors.

2.6                               Progress Reports. Corgenix will provide written progress reports to Lilly on a monthly basis. These reports will include technical updates and any changes to agreed to milestones in the development of the Test Kits.

2.7                               Approval of Prototype.  At the conclusion of development under Section 2.4, Corgenix will provide [*]. In case of disagreement, the Parties will negotiate in good faith any differences. [*]

2.8                              Third party contract laboratories.  It is understood that certain work may be performed by third party contractors.  In particular, the Test Kit will be supplied to one or more third party contract laboratory(ies) selected by Lilly (the “Test Lab”), for the purpose of the Test Lab testing clinical patient samples using the Test Kit.  Corgenix shall train certain personnel of the Test Lab in the use of the Test Kit.  The results from the use of the Test Kit by the Test Lab shall be included in the results.

2.9                               [*]

2.10                        Third Party Contractors. Corgenix may engage one or more subcontractors to perform its obligations under the Agreement, but only with Lilly’s prior written consent; provided, however, that Corgenix will remain fully responsible for the performance of all obligations delegated to the subcontractor.

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

3.                                      Manufacturing

3.1                               Manufacturing Rights of Test Kits. Subject to the terms and conditions hereinafter set forth, [*].

3.2                               [*]

3.3                               Change of Control.                                        Should Corgenix be subject to a Change of Control, the controlling company shall be bound to the terms and conditions of this Agreement.  In the event of a Change of Control or a sale of all or substantially all of the assets of Corgenix, Lilly shall have the right at its sole option to immediately terminate the collaboration portion of this Agreement and/or suspend any further exchange of confidential information if in Lilly’s reasonable determination such Change of Control is prejudicial to Lilly’s business or scientific interest.  Regardless, if Lilly terminates this Agreement for Change of Control, the license portion of this Agreement to Test Kits and products actively being pursued at the time of the change in control shall be maintained, including license to the intellectual property rights as set forth in Sections 3.2, 3.5 and 4.1.

3.4                               Quality Assurance.  Corgenix shall strictly adhere to the applicable Quality System Regulations as found in 21CFR820 and ISO13485 and specifications for the manufacture and performance of the Test Kit(s) as may be necessary to meet applicable regulatory requirements for the development and manufacture thereof. Corgenix shall furnish Lilly with copies of test results and other data supporting quality control if so requested in writing. The Parties shall negotiate and enter into a quality agreement related to the Test Kit(s) as necessary.

3.5                               Technology License.  Subject to the terms of this Agreement, each Party hereby grants to the other Party a royalty-free, worldwide, non-transferable, non-exclusive license to use Corgenix Technology and Lilly Technology solely for the Purpose of this Agreement as set forth in Article 1.6 above.

3.6                               Technical Assistance.  The Parties shall provide all reasonable technical assistance requested to facilitate the transmission of know-how and to solve production problems as may arise in connection with the production of Test Kits.

4.                                      Ownership Rights

4.1                               Ownership. Except for the Lilly Technology, Corgenix owns (and title will reside in Corgenix with respect to) all intellectual property rights in and to the Test Kit(s), all of which are deemed the sole and exclusive property of Corgenix.  Such intellectual property rights include all world-wide patents and copyrights, trademarks (including the goodwill associated therewith), trade secrets, trade dress and know-how.  Corgenix acknowledges that Lilly owns (and/or licenses a portion of) any Lilly Technology which may be incorporated into, embedded in or form a material part of the Test Kit(s) and such Lilly Technology will remain the property of Lilly or Lilly’s licensor, as applicable.  [*]

4.2                               [*]

5.                                      Governance

5.1                               Formation of JDC.  The Parties shall form a joint development committee (the “Joint Development Committee” or “JDC”).  [*]

5.2                               The JDC shall have the roles and responsibilities and decision-making authority as set forth below. As needed, the JDC may establish subcommittees and other working groups that will report to the JDC (each being a “Subcommittee”), to further the objectives of this Agreement. The JDC shall meet

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

in-person or by teleconference on a calendar quarter basis or as described below. Draft minutes of the meetings of the JDC will be generated and circulated to its members within two (2) weeks following a JDC meeting and such minutes shall be finalized by the JDC promptly thereafter..  [*]

5.3                               Role and Responsibilities of the Joint Development Committee.  The JDC shall be responsible for reviewing and reporting on the progress of the work under the Agreement (the “Work”), and ensuring the Work proceeds according to the timelines. The JDC will be responsible for ensuring the cooperation and participation of the Parties in the performance of the Work and reviewing the recommendations, plans and other activities in support of the Work. [*]

5.4                               [*]

6.                                      Other Duties of the Parties

6.1       Licenses and Permits.  Corgenix shall be responsible for obtaining all licenses and permits required by any governmental authority to support the Lilly clinical trials. Responsibility for cost of obtaining such licenses and permits is described in Exhibit D. Corgenix agrees to comply with all applicable laws regulations and orders governing the sale, disposition, shipment, import or export of the Test Kit(s) and maintain in effect all licenses, permits and authorizations from all government agencies as may be necessary to perform its obligations hereunder.

6.2       Defective Product Notice.  Corgenix shall be responsible for the remedy of any defect or condition that may render a Test Kit(s) in violation of the law of any jurisdiction where the Test Kit(s) are sold or otherwise used, or if the Test Kit(s) deviates in any way from the specifications or the warranties set forth herein.  Corgenix shall be responsible for any end-user complaints or information regarding performance and/or allegations or reports of any negative effect from the use or misuse of the Test Kit(s) during the clinical trial as soon as such data is available. Corgenix will maintain a complaint file in accordance with the requirements of 21CFR820 as applicable.  Corgenix will notify Lilly of any of the foregoing defective product information.

6.3       Technical Assistance.  The Parties shall, to the extent necessary, provide training and technical assistance to the other party’s personnel and agents necessary for the development and use of the Test Kit(s).  Any travel costs shall be covered according to the terms described in the Exhibits.

6.4       Audits.  Upon reasonable advance notice and during normal business hours, the Parties agree to receive qualified personnel from the other Party to perform audits related to quality, audits by regulatory authorities or notified bodies to support regulatory approval, quality system registration, safety or compliance with other standards as required by regulatory agencies at a convenient time mutually agreed upon. Corgenix will notify Lilly of any regulatory inspections of Corgenix related to Test Kits.  This audit will not include the disclosure of trade secrets, know-how, or any other confidential information not necessary to develop, manufacture or distribute the Test Kit.

6.5       Taxes.  With respect to the activities of this Agreement, the Parties agree to fully cooperate with each other to enable proper filing of taxes or recovery of any taxes paid. Each Party will be responsible for its own taxes, including property taxes on property it owns or leases, income taxes on its business and, any other taxes incurred by such Party in connection with its business and with performing its obligations hereunder.  Lilly will be responsible for any transaction taxes properly collectible from Lilly under applicable law.  Corgenix will be responsible for payment of any transaction taxes that are, under applicable law, properly borne by Corgenix; including but not limited to all export and import taxes.  The calculation of taxes shall not include, and Lilly shall not

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

pay, any taxes that are related to intra-corporate transfers or intermediate supplies of the services between Corgenix and its Affiliates or between Corgenix’s Affiliates and related entities.

6.6       Confidentiality.                                   The Parties acknowledge that during the course of this Agreement they will have access to certain confidential information concerning technology, business strategy, and other technical, business and financial matters of the Parties. The Parties accordingly agree to hold all such information so designated in strictest confidence and not to disclose any such information to a third party except as expressly permitted in writing, or use such information for any purpose other than the Purpose(s) hereof, unless such information was already in the possession of the Parties at the time of receipt or such information is or becomes public knowledge through no fault of the Parties, is independently developed by a Party or is provided in good faith by any independent third party who has the right to disclose such information.  This Article shall survive any termination of this Agreement for a period of [*]. No press release related to this Agreement , other than as required by law, shall be issued without prior written agreement of the Parties.

7.                                      Regulatory

7.1       Regulatory Activities and Submissions Generally.  The Parties will confer and cooperate with one another through the JDC (or, as directed by the JDC, through a Subcommittee) and in accordance with this Section 7 with respect to all substantive dealings with regulatory authorities including, but not limited to, [*].

7.2       Meetings and Correspondence with Regulatory Authorities.  The Parties shall notify one another in advance of any request for a meeting or substantive discussion with any regulatory authority (including any division thereof) relating to any regulatory filing. Such notification shall where practicable be provided at least ten (10) Business Days prior to any such meeting or substantive discussion, in order to provide the other Party with an opportunity to participate in such meeting or discussion.  Each Party shall have the right to participate in any such meeting or discussion unless the regulatory authority objects.  The foregoing obligations apply with respect to meetings or discussions initiated by a Party or by a regulatory authority.  Corgenix shall promptly furnish Lilly with: [*].

7.3       Test Kit Labeling.  The Test Kit will be labeled “[*]” or words of similar import, and in such other manner as required by applicable regulatory requirements.

7.4      [*]

8.                                      Intellectual Property

8.1                               Technology.  Subject to the provisions of Articles 3.2, 3.3, 3.5 and 4.1 of this Agreement, neither Party shall have any interest in the other Party’s technology used in the Test Kit(s).

8.2                               Third Party Infringement.  Each Party shall each promptly notify the other Party upon learning that a third party is making, having made, using,  selling, or importing for sale a product or component of a product which is within the scope of a valid licensed claim of any patent owned by any of the Parties. The Party whose technology is being infringed by a third party shall have the right to bring, maintain and settle any suit, action or proceeding involving any such infringement, and shall pay all expenses incurred in connection therewith and shall retain any amount recovered in any such suit, action or proceeding whether by judgment or settlement.

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

8.3                               Negligent Product Handling. Except for actual third party claims covered by Article 10 below, neither Party shall be responsible to the other Party or the other Party’s agents for that Party’s or that Party’s agents’ negligence in handling of the Test Kit(s) which causes a breach of warranty.

9                 Representations and Warranties

Each Party hereby represents and warrants to the other Party as follows:

9.1       Corporate Existence and Power. Such Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease; (c) has the right to transfer the Lilly Technology and Corgenix Technology and other technology and/or has the right to acquire and use any other technology transferred hereunder in a manner and for the uses contemplated under the Agreement, and (d) is in compliance with all requirements of applicable law, except to the extent that any non-compliance would not materially adversely affect its ability to perform its obligations under the Agreement.

9.2       Authorization and Enforcement of Obligations. Such Party (a) has the corporate power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part authorize the executions and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

9.3       No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with the Agreement have been obtained.

9.4       No Conflict.  The execution and delivery of the Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations,  and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

9.5       Disclaimer. Notwithstanding anything in the Agreement to the contrary, it is understood that neither Party makes any representation or warranty as to the validity of any of the technology within the scope of this agreement or the conduct of the activities contemplated by this Agreement would not infringe the intellectual property rights of any third party.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NO PARTY MAKES ANY WARRANTIES WITH RESPECT TO ANY PRODUCT, PATENT RIGHTS, GOODS, SERVICES, MATERIALS, KNOW-HOW OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

9.6       Limited Liability.  EXCEPT WITH RESPECT TO (I) BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 5, (II) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY A PARTY, OR (III) FOR AMOUNTS SOUGHT BY THIRD PARTIES IN CLAIMS THAT ARE SUBJECT TO THE PARTIES’ RESPECTIVE INDEMNITY OBLIGATIONS UNDER ARTICLE 10, NO PARTY WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF BUSINESS OR GOOD WILL, LOSS OF REVENUE OR LOST PROFITS.

9.7       Debarment.  Neither Corgenix nor any of its officers, directors, agents, affiliates or employees rendering services under this Agreement has been or is under investigation by the U.S. Food and Drug Administration for debarment action; or was or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992.  In addition, Corgenix represents and warrants (i) that it has not been convicted of a crime related to health care and (ii) that it is not listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded programs (including federally-funded health care programs such as Medicare and Medicaid).  Corgenix shall notify LILLY immediately upon any inquiry or the commencement of any such investigation or proceeding or of any circumstance that would cause the foregoing statements under this Section 9.7 to become false or inaccurate.

9.8       Safety and Regulatory Obligations.  Provisions for Pharmacovigilance Data Exchange and Requirements for the Test Kit(s) are included in Exhibit G.  Should Lilly determine that an FDA clearance or approval would benefit the Test Kit commercialization efforts, the Parties will meet to renegotiate responsibilities for safety obligations in humans (including adverse event management, surveillance activities, periodic reporting, risk management/minimization, product complaints/malfunctions), etc., and regulatory obligations (including labeling, chemistry, manufacturing and control, promotional materials, submissions, etc.) for the Test Kit.

9.9       Compliance.  Each Party guarantees that it shall comply with the Agreement, all applicable laws, regulations and industrial codes in the Territory, including GMPs, GLPs, GCPs, GRPs, etc.  From time-to-time, the Parties shall discuss activities necessary to insure compliance.  If either Party requests, the Parties will negotiate in good faith and execute a written compliance agreement that will set forth and define the compliance policies, standards, and procedures the Parties will adhere to when conducting activities under the Agreement.  The compliance agreement may also include provisions relating to interactions between the respective compliance organizations of the Parties, sharing of compliance related information, execution of training, implementation and monitoring activities, and resolution of compliance issues that may arise. Each Party affirms that, in connection with the work done under the Agreement and in connection with any other business involving a Party, that it has not given or promised to give, and will not make, offer, agree to make or authorize any payment or transfer anything of value, directly or indirectly, (i) to any Government or Public Official, as defined herein; (ii) any political party, party official or candidate for public or political office; (iii) any person while knowing or having reason to know that all or a portion of the value will be offered, given, or promised, directly or indirectly, to anyone described in items (i) or (ii) above; or (iv) any owner, director, employee, representative or agent of any actual or potential customer of a Party or its Affiliates, other than fair market payments for services performed by such individuals in accordance with applicable law.  The Parties agree to comply with all applicable anti-bribery laws in the countries where the Parties have their principal places of business and where they conduct activities under the Agreement. Additionally, each Party understands and agrees to comply with the U.S. Foreign Corrupt Practices Act (“US FCPA”), as revised, as well as similar applicable laws of the countries in the Territory and to take no action that would cause a Party to be in violation of the US FCPA or similar applicable laws of the country where the Parties conduct activities under the Agreement.  Additionally, the Parties will make reasonable efforts to comply with requests for information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with applicable anti-bribery laws.  For purposes of the Agreement, “Government or Public Official” is any officer or employee or anyone acting in an official capacity on behalf of: a government or any department or agency thereof; a public international organization (such as the United Nations, the International Monetary Fund, the International Red Cross, and the World Health Organization), or any department, agency or institution thereof; or a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university. All internal compliance codes shall apply only to the Party to which they relate.  The Parties agree to cooperate with each other to insure that each Party is able to comply with the substance of its respective internal compliance codes and, to the extent practicable, to operate in a manner consist with its usual compliance related processes. Each Party is solely responsible to ensure compliance by it and its Affiliates. With respect to joint activities, in the event of any conflict between the Parties as to how to ensure compliance that the Parties are unable to resolve, the more conservative view (i.e., the view least likely to risk non-compliance) shall prevail. The Parties agree to cooperate with each other as may reasonably be required to ensure that each is able to fully meet its obligations with respect to the Party specific regulations applicable to it. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party specific regulation applicable to it.  All Party specific regulations are binding only in accordance with their terms and only upon the Party to which they relate.  All internal compliance codes shall apply only to the Party to which they relate.  The Parties agree to cooperate with each other to insure that each Party is able to comply with the substance of its respective internal compliance codes and, to the extent practicable, to operate in a manner consist with its usual compliance related processes.

9.10                        Records That Must Be Created and Maintained.  At its own expense and in accordance with its standard record retention policy, Corgenix will create and maintain for all required legal and regulatory periods, all records: (i) required by this Agreement and applicable law that relate to this Agreement and to Corgenix ‘s performance under this Agreement; (ii) sufficient to demonstrate that any and all amounts invoiced to Lilly under this Agreement are accurate and proper in both kind and amount; (iii) sufficient to demonstrate the accuracy of any representations or reports submitted to Lilly under this Agreement; and (iv) sufficient to enable Lilly to comply with applicable laws and other legal obligations. This provision shall survive termination of the Agreement.

10                                  Indemnification

10.1                        Indemnification by the Parties.  Each Party hereto hereby agrees to defend, indemnify and hold the other Party, its employees, agents and affiliates harmless against any and all claims, liabilities, losses, damages or expenses, (including, without limitation, attorney’s fees) by a third party, to the extent that any such claims, liabilities, losses, damages or expenses result from, arise out of, or are connected with any inaccuracy, breach of, or non-fulfillment of any covenant, representation, warranty or agreement made by or any other obligation of the Parties contained in this Agreement, or third party product liability and infringement claims for which the indemnifying Party’s actions are the proximal cause. Notwithstanding the foregoing, each Party, its employees, agents and affiliates shall not be entitled to indemnification for any claim, liability, loss, cost, damage or expense to the extent caused by its or their own fraud, misrepresentation, gross negligence, willful misconduct or malfeasance.

10.2                        Defense, Settlement.  The indemnified Party shall give the indemnifying Party prompt notice of any claims of third parties as to which it proposes to demand indemnification hereunder. The indemnifying Party shall have the right to assume the good faith defense, compromise or settlement of any such claim (without prejudice to the right of the indemnified Party to participate in such defense) at its own expense through attorneys reasonably acceptable to the indemnified Party, but may not, without the prior written consent of the indemnified Party agree to (i) any injunctive relief or restrictions affecting the indemnified Party, or (ii) any settlement which would adversely affect the business or operations of the indemnified Party. If the indemnifying Party does not elect to defend such claim or suit within thirty (30) days after having received notice thereof or fails to prosecute its defense diligently, the indemnified Party may at its sole discretion defend against such claim or suit at the indemnifying Party’s expense. The indemnified Party may thereafter elect to settle such claim or suit or otherwise enter into a compromise with the claimant.

10.3                        Notwithstanding the provisions of Sections 10.1 -10.2, the Parties agree that Lilly shall defend, settle or otherwise handle, at its expense, any third-party action, suit, or proceeding against Corgenix (“Claim”) to the extent such Claim is based upon an allegation during the term of the Agreement that the Critical Components of the Test Kit, or the use thereof in the Test Kits, infringes a valid patent. If Lilly so defends, Lilly will indemnify Corgenix for any judgments, settlements and reasonable attorney fees resulting from a Claim as provided in this Section 10.3; provided that Corgenix promptly notifies Lilly of the Claim in writing once Corgenix is aware of the claim, Corgenix gives Lilly sole authority and control of the defense or settlement of the claim unless otherwise agreed to in writing, and Corgenix provides all information and assistance requested by Lilly to handle the defense or settlement of the Claim.

11                                  Effective Date and Term

This Agreement shall become effective upon execution by both Parties and shall be deemed effective as of the date first set forth above. This Agreement shall continue to be in effect unless terminated by either Party as provided in Article 12 hereof.

12                                  Termination

Either Party will have the right to terminate this Agreement if the other Party:  (a) assigns this Agreement or any of its rights hereunder in violation of the provisions of this Agreement; (b) becomes bankrupt or insolvent; (c) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property; (d) materially breaches its obligations under this Agreement, and such breach has not been cured within [*] of notice thereof by the non-breaching Party; (e) after the completion of the Technology Transfer and Feasibility Study or within [*]after the Effective Date, determines that the relationship as envisioned by this Agreement is not feasible.  Information referring to the above events should be given to the other Party within [*], and this Party receiving such information should communicate its intentions to the other Party within [*].  For purposes of this Article, a material breach on the part of either Party includes, but is not limited to, failure to adhere to the confidentiality provisions and restrictions on use of information set forth in Articles 6.6, and any failure to make any payment required hereunder within [*] of the date due. For purposes of this Article 12, a material breach by Corgenix also includes failure to adhere to the quality control procedures and specifications for the manufacture and performance of the Test Kit(s) as defined throughout the Agreement, including, the specifications described in Exhibit E andany Quality Agreement related to the Test Kit(s).,

13                                  Rights and Obligations Upon Termination

13.1                        Effect of Termination.  Termination, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

13.2                        Survival.  In the event of termination of this Agreement, the distribution, ownership and license rights of articles [*], shall survive.

14                                  General Provisions

14.1                        Entire Agreement.  This Agreement, including the Appendices, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and may not be modified (unless expressly provided otherwise herein) except in writing duly signed by both Parties.  The terms and conditions of this Agreement shall prevail notwithstanding any other terms and conditions on any order submitted by either Party.  On quality related matters, the provisions of the Quality Agreement shall prevail.

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

14.2                        Assignment, Waiver, Severability.  Neither Party may assign this Agreement without the prior written consent of the other Party except that either Party may assign this Agreement to a successor in interest to substantially all of its assets upon prior written notice to the other Party.  All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently.  Failure by either Party to enforce any term hereof shall not be deemed a waiver of future enforcement of that or any other term.  If any provision of this Agreement is declared void or unenforceable by any judicial, administrative or arbitration authority, such action will not nullify the remaining provisions of this Agreement.

14.3                        Governing Law.  The validity and interpretation of this Agreement shall be governed and construed according to the laws of Delaware, U.S.A.

14.4                        Compliance with Laws.  Both Parties agree to comply at all times with all applicable laws.

14.5                        Authority.  Each Party hereby represents and warrants that it has full power and authority to enter into and perform this Agreement, without any governmental approvals, and that its entering into and performance of this Agreement will not conflict with any other agreement to which it is a Party or by which it is bound.

14.6                        Notices.  All notices, payments, demands, requests, instructions or other communication required or permitted to be given by any of the provisions of this Agreement must be in writing and shall be deemed to have been sufficiently given only if (i) delivered by hand against receipt therefore, (ii) sent by Federal Express or similar overnight delivery service, or (iii) mailed by certified or registered mail, postage prepaid, return receipt requested as follows:

If to Corgenix:

11575 Main Street, Suite 400

Broomfield CO 80020

USA

Attn: President

If to Lilly:

Lilly Corporate Center

Indianapolis, IN

Attn: [*]

14.7                        Payments.  All payments under this Agreement will be made payable in United States Dollars and will be by appropriate electronic funds transfer in immediately available funds to such bank account as each Party will designate. Corgenix shall invoice Lilly for documented amounts owed by Lilly during such month and Lilly shall pay to Corgenix such invoiced amount within [*].

-                                            signature page follows —

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN CONSIDERATION OF the foregoing terms and conditions, Corgenix and Lilly have executed this Agreement on the day and year first written above.

Corgenix, Inc.

By s/ [*]

Its [*]

Eli Lilly and Company

By s/ [*]

Its [*]

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit A

Test Kit(s)

Product	Description
[*]	[*]

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit B

Technology Transfer and Feasibility Study

•                  Technology Transfer, Antibody/Antigen Characterization and Feasibility. The definition of these activities in this project is as follows: Corgenix will use the same or similar raw materials and same methods/procedures as [*].

•                  A complete work-plan will be agreed upon by the Parties, before any work commences.  An estimated timeline, entitled “[*]” is attached to this Agreement.

•                  Document Preparation. Creation of manufacturing, QC and QA documents.

•                  Antibody/Antigen Characterization. Includes [*].

•                  R&D Feasibility.  To include [*].

•                  Potential Unforeseen Issues. The following are items that could drive up costs.

•                  Assay performance characteristics do not meet expectations.

•                  Environmental influences site-to-site.

•                  Additional technology transfer requirements.

•                  Critical reagents do not meet specifications.

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT C

KIT OPTIMIZATION [*]

•                  KIT OPTIMIZATION [*].

•                  Within this section are two milestones: Milestone 1 is [*], and Milestone 2 is [*].

•                  An estimated timeline, entitled “[*]” is attached to this Agreement.

•                  Design Control R&D.  To include inputs generation in conjunction with Lilly; finish feasibility per Design Control; complete optimization of assay per Lilly requirements in Exhibit E; pre-pilot kit generation and testing (with option to transfer pre-pilot kits to Lilly for additional testing); pilot lot kit generation and testing; full data and Design Control Documentation.

•                  Packaging and Labeling. Includes design, set up charges and printing costs.

•                  Transportation Stress Testing. Testing is conducted on finished Product to ensure that, after shipment to customers, a product’s performance characteristics continue to meet all package insert Quality Control claims and shelf-life claims.

•                  Package Integrity Testing. Testing is conducted on finished Product to ensure the packaging meets transportation safety regulations.

•                  Stability Testing. Establish sampling plan, initiate documents and perform real time stability testing. Accelerated stability testing, if required.

•                  Preservative Effectiveness Testing. This includes sending out to third party to test two (2) components.

•                  Potential Unforeseen Issues.

•                  Second vendor qualifications

•                  Specification changes needed

•                  Additional instrumentation validation

•                  Critical reagent stability

•                  Alterations to Design Input performance characteristics

•                  Critical Reagent characterization and optimization take longer than anticipated

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT D

[*]

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT E

LILLY REQUIREMENTS

TABLE OF CONTENTS

1	[*]
2	[*]
3	GENERAL OVERVIEW
4	PRODUCT REQUIREMENTS

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

TERMS, ABBREVATIONS (ACRONYMS), AND DEFINITIONS

TERM	DEFINITIONS
Accessories	Additional equipment or material required to perform the diagnostic test that is not provided in the kit. These materials must be supplied by the clinical laboratory performing assay.
[*]	[*]
[*]	[*]
CLSI	Clinical and Laboratory Standards Institute
Component	Material required to perform the diagnostic test that is provided in the kit.
[*]	[*]
EDTA	Ethylenediaminetetraacetic acid
ELISA	Enzyme-linked immunosorbent assay
FDA	Food and Drug Administration
[*]	[*]
HCP	Health care provider
[*]	[*]
[*]	[*]
nm	nanometer
Operator	Lab technician performing assay and using product
[*]	[*]
Product	Refers specifically to the assay and kit that is developed and manufactured by the diagnostic partner. It does not include the instrument platform required to run the diagnostic.
Software	Computer programming on instrument to analyze sample.
System	Includes all the equipment needed to obtain regulatory approval/clearance such as instrument, software and kit.
[*]	[*]
[*]	[*]
User	Person that will use the product. User could be physician, patient or lab technician.

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

1.              [*]

[*]

2.              [*]

[*]

3.              GENERAL OVERVIEW

A.            [*]

[*]

B.            [*]

[*]

C.            [*]

[*]

4.              PRODUCT REQUIREMENTS

[*]

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT F

PAYMENT SCHEDULE*

Phase	Payment Due
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]	[*]

[*]	[*]

[*]**	[*]

* [*].

** [*].

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit G

[*]

[*]

1                               Definitions

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

2                               [*]

2.1                     [*]

2.2                     [*]

2.3                     [*]

2.4                     [*]

2.5                     [*]

2.6                     [*]

2.7                     [*]

3                               [*]

3.1                     [*]

3.2                     [*]

3.3                     [*]

4                               Contact Information

Contact information is provided as part of this exhibit but may be revised from time to time without re-approval of the agreement.

Eli Lilly and Company

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Corgenix

[*]

CORGENIX MEDICAL CORPORATION HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BRACKETS AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.